                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 15, 2001


                               APPLE SUITES, INC.
             (Exact name of registrant as specified in its charter)


       Virginia                     000-30491                 54-1933472
(State or other jurisdiction      (Commission              (I.R.S. Employer
 of incorporation)                File Number)           Identification Number)


   9 North Third Street, Richmond, VA                                  23219
(Address of principal executive offices)                             (Zip Code)

                                 (804) 643-4964
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     Apple Suites, Inc. (which is referred to below as the "Company" or as "we," "us" or "our") is filing this report pursuant to Item 2 of Form 8-K. This report describes certain property acquisitions involving a "significant amount" of assets within the meaning of the General Instructions to Form 8-K. Certain related matters also are reported below.


Property Acquisition in Missouri

     On June 15, 2001, we caused a new and wholly-owned subsidiary to acquire the Chesterfield Homewood Suites(R) by Hilton near St. Louis, Missouri for a base purchase price of $11.5 million. The hotel is located on a 4.3 acre site at 840 Chesterfield Parkway West, Chesterfield, MO 63017. The hotel is approximately 20 miles from the center of downtown St. Louis and the Lambert St. Louis International Airport.

     The Missouri hotel opened in March 2000. It consists of one building with three floors and contains a total of 145 suites, which have a combined rentable area of 88,848 square feet. The following types of suites are available:

     Type of Suite             Number Available        Square Feet/per Suite
     -------------             ----------------        ---------------------

     King Suite                        123                    600
     Double Suite                       17                    624
     Two-Bedroom Suite                   5                    888

     The Missouri hotel offers a 40-seat breakfast/lounge area, two meeting rooms that accommodate 12 people and 20 to 25 people, and a business center that offers guests the use of a personal computer, printer and photocopier. Recreational facilities include an outdoor pool and an exercise room. The hotel also contains a guest convenience store and laundry facility. The hotel has its own parking lot with approximately 160 spaces. The hotel provides complimentary shuttle service within a five-mile radius.

     We believe that the Missouri hotel has been well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $200,000 on renovations or improvements. We expect that the principal renovations and improvements will include minor room renovations and additional exterior signage.

     During 2001 (through the end of May), approximately 51% of the guests have stayed for five nights or more. In general, occupancy at the Missouri hotel is not significantly affected by seasonal variations. The following table shows average daily occupancy rates since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)


                                                 2001
                          2000              (through May)
                          ----              -------------

                         66.0%                 63.9%

     During 2001 (through the end of May), the average daily rate per suite has been $86.83, and the average daily net revenue per suite has been $55.45. The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

 Length of Stay
(number of nights)           King               Double           Two Bedroom
-------------------          ----               ------           -----------

1   to   4                   $109                $119               $189
5   to 13                      99                 109                179
14 to 29                       89                  99                169
30 or more                     69                  79                159

     The Missouri hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account.

     The following table shows the average effective annual rental per square foot since the opening of the Missouri hotel:


                                      2001
                    2000           (annualized)
                    ----           -----------

                   $31.74            $33.03


     The depreciable real property component of the Missouri hotel has a currently estimated Federal tax basis of $11.5 million and will be depreciated using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code). The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table shows the Missouri hotel's real estate tax information for 2000:


Tax                                Assessed           Tax             Amount
Jurisdiction                         Value            Rate            of Tax
------------                       --------           ----            ------

County of St. Louis               $2,573,370         0.08372        $215,442.54

     We estimate that the annual property tax on the expected improvements will be no more than approximately $16,800.


Property Acquisition in Oregon

     On June 15, 2001, we acquired the Beaverton Homewood Suites(R) by Hilton near Portland, Oregon for a base purchase price of $10.5 million. The hotel is located on a 3.3 acre site at 15525 Northwest Gateway Court, Beaverton, OR 97006. The hotel is approximately 15 miles from the center of downtown Portland and 22 miles from the Portland International Airport.

     The Oregon hotel opened in July 1998. It consists of one building with four floors and contains a total of 123 suites, which have a combined rentable area of 63,688 square feet. The following types of suites are available:


     Type of Suite             Number Available        Square Feet/per Suite
     -------------             ----------------        ---------------------

     King Suite                       98                     489
     Twin Suite                       18                     543
     Two-Bedroom Suite                 7                     856

     The Oregon hotel offers a 40-seat breakfast/lounge area, three meeting rooms that, combined, accommodate up to 55 people, and a business center that offers guests the use of a personal computer, printer and photocopier. Recreational facilities include an outdoor pool and an exercise room. The hotel also contains a guest convenience store and laundry facility. The hotel has its own parking lot with approximately 135 spaces. The hotel provides complimentary shuttle service within a five-mile radius.

     We believe that the Oregon hotel has been well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $220,000 on renovations or improvements. We expect that the principal renovations and improvements will include minor room renovations and additional exterior signage.

     During 2001 (through the end of May), approximately 54% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not significantly affected by seasonal variations. The following table shows average daily occupancy rates since the opening of the Oregon hotel:

                  Average Daily Occupancy Rate (calendar year)


                                                            2001
    1998                  1999              2000        (through May)
    ----                  ----              ----        -------------

   34.9%                59.0%             75.1%                69.6%


     During 2001 (through the end of May), the average daily rate per suite has been $86.19, and the average daily net revenue per suite has been $60.17. The Oregon hotel's current rate structure is based on length of stay and type of suite, as summarized below:



 Length of Stay
(number of nights)         King           Twin            Two Bedroom
------------------         ----           ----            -----------

1   to   5                 $149           $159               $179
5   to 11                   139            149                175
12 to 21                    129            139                159
22 or more                  119            129                139


     The Oregon hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account.

     The following table shows the average effective annual rental per square foot since the opening of the Oregon hotel:

                                                        2001
      1998              1999             2000        (annualized)
      ----              ----             ----        ------------

     $20.22            $32.54           $42.27          $42.42


     The depreciable real property component of the Oregon hotel has a currently estimated Federal tax basis of $10.5 million and will be depreciated using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code). The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table shows the Oregon hotel's real estate tax information for 2001:


Tax                          Assessed           Tax             Amount
Jurisdiction                   Value            Rate            of Tax
------------                 --------           ----            ------

County of Washington        $3,584,350     0.0167451          $60,020.30


     We estimate that the annual property tax on the expected improvements will be no more than approximately $3,700.00.

Financing of Property Acquisitions

     The purchase of our new hotels was achieved with short-term seller financing for 75% of the base purchase price. The short-term financing for each hotel is evidenced by a separate promissory note that is secured by the hotel involved. The notes are described below:

                                      Base             Principal
     Location of Hotel            Purchase Price      Amount of Note
     -----------------            --------------      --------------

     Chesterfield, Missouri        $11,500,000         $ 8,625,000
     Beaverton, Oregon              10,500,000           7,875,000
                                   -----------         -----------

                      TOTAL        $22,000,000         $16,500,000


     Each promissory note is substantially similar and provides for the following:

     .  a maturity date of December 15, 2001
     .  a stated annual interest rate of 8.5%
     .  the monthly payment of interest only until maturity
     .  the full payment of principal and all other amounts at maturity
     . the acceleration, at the option of the lender, of all amounts due under the note upon any default under the note or the related loan documents
     . a late payment premium of 4% on any payment that is not made within 10 days of its due date
     .  a right of prepayment, in whole or in part, without premium or penalty

       We directly acquired the hotel in Oregon and executed the related promissory note. The promissory note for the hotel in Missouri was signed both by us and by Apple Suites-MO, LLC, as the new wholly-owned subsidiary that acquired the hotel.


Cross-Default Provisions

       The two hotels that secure the promissory notes are subject to cross-default and cross-collateral provisions under separate and corresponding deeds of trust and related security documents. In general, any default under one promissory note would constitute a default under the other promissory note and would enable the lender to exercise its rights against both of the hotels.


Deeds of Trust and Security Documents

       The hotels that secure the promissory notes are subject to mortgages and other encumbrances, including a security interest in the related personal property and various assignments of leases and rents, all in favor of the lender. These encumbrances are created by multiple agreements and instruments, which will be referred to as "security documents" for simplicity.

       The security documents impose a number of requirements, including obligations to maintain adequate insurance. The security documents prohibit any further encumbrances and any further assignments of leases or rents with respect to the hotels.

       Upon any default that occurs under a promissory note or related security document, various remedies are available to the lender. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, together with all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the collateral, including the hotels; and
(c) collecting rents from the hotels, or foreclosing on such properties, to satisfy unpaid amounts under the promissory notes. The lender would be entitled to recover any costs that it may incur in exercising such remedies.


Hotel License Agreements

       Each of our new hotels is licensed to operate as part of the Homewood Suites(R) by Hilton franchise under separate franchise license agreements between Apple Suites Management, Inc. and Promus Hotels, Inc. (Apple Suites Management, Inc. is one of our wholly-owned subsidiaries and leases the hotels from us under separate lease agreements that are substantially similar to lease agreements for our other hotels). The franchise license agreements are substantially similar to the franchise license agreement executed with respect to the Atlanta/Buckhead hotel that we acquired in April 2001.

Hotel Management Agreements

       Each of our new hotels is or will be managed under separate management agreements between Apple Suites Management, Inc. and Promus Hotels, Inc. The management agreements are substantially similar to the management agreement executed with respect to the Atlanta/Buckhead hotel that we acquired in April 2001.


Item 7.   Financial Statements and Exhibits


        (Financial Statements and Exhibits are to be filed by amendment as soon as practicable)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Apple Suites, Inc.


                                        By:    /s/  Glade M. Knight
                                               --------------------
                                               Glade M. Knight, President


                                        July 2, 2001